EX. 10-WWWW

                                     - 1 -



                                LOAN AGREEMENT
                          dated as of 1 August, 1996


                                    BETWEEN


                             CHRYSLER CANADA LTD.
                                  as Borrower


                                    - and -


                          CHRYSLER CREDIT CANADA LTD.
                                   as Lender




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             THIS AGREEMENT made as of the 1st day of August, 1996


B E T W E E N:


                  CHRYSLER CANADA LTD., a subsisting corporation under the laws of Canada

                  (hereinafter called the "Borrower")

                                                 OF THE FIRST PART

- and -

                  CHRYSLER CREDIT CANADA LTD., a subsisting corporation under the laws of Canada

                  (hereinafter called the "Lender")

                                                 OF THE SECOND PART


             WITNESSETH THAT in consideration of the mutual covenants herein contained and other good and valuable consideration now paid by each party hereto, the one to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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                                  ARTICLE ONE

                                INTERPRETATION

1.01         Definitions

             For purposes of this Agreement:

"Agreement" means this agreement as the same may be amended or supplemented from time to time, and the expressions "herein", "hereof", "hereto", "above", "below" and similar expressions refer to this agreement and, where applicable, to the appropriate Schedule or Schedules hereto;

"Borrower's Counsel" means Fasken Campbell Godfrey, Barristers and Solicitors of Toronto, Ontario or such other counsel not unacceptable to the Lender as the Borrower may designate to the Lender in writing from time to time;

"Borrowing Date" means the date on which any advance is made by the Lender hereunder;

"Business Day" means any day other than a Saturday, Sunday or statutory or civic holiday or other day on which banks in Windsor, Ontario are authorized or required by law to close;

"Collections" means in respect of a Tranche Pool all amounts received by the Lender in respect of (i) the indebtedness or liability of lessees under Leases in that Tranche Pool, (ii) collateral security relating to such Leases, (iii) guarantees relating to such Leases, (iv) proceeds of insurance relating to such Leases and (v) the net amount realized upon the disposition of the Leased Vehicles subject to such Leases;

"Event of Default" means any of the events or circumstances enumerated in
Section 6.01;


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"Fiscal Year" means the 12 month period ending on December 31st in each year;

"including" shall be interpreted on an inclusive basis and without limit;

"Interest Rate" means with respect to any particular advance, the effective yield expressed as a rate per annum on Government of Canada treasury bills with a two year maturity as published in Reuters as of the close of business on the last Business Day of the month preceding the month in which the particular advance is made, plus 1.4% per annum; provided that, if Reuters in publishing such rate relies on treasury bills with a maturity that is not two years or within two months (plus or minus) of two years, the effective yield shall be determined by interpolating the two year point between the most recently issued Government of Canada treasury bills having original maturities between two and three years;

"Lease" means a motor vehicle lease agreement made between a dealer and a lessee pursuant to the Chrysler Credit Gold Key Retail Lease Program, in respect of which the Borrower is the beneficial owner of such lease and motor vehicle and which is administered by the Lender on behalf of the Borrower;

"Leased Vehicle" means a new and unused automobile, light duty truck or other vehicle manufactured or distributed by the Borrower together with any accessions thereto that is subject to a Lease;

"Lender's Counsel" means Gowling, Strathy & Henderson of Toronto, Ontario;

"Net Book Value" means the net book value of a Lease determined in accordance with the Lender's standard method of accounting for direct financing leases;

"Net Outstanding Lease Balance" means for any Tranche Pool the aggregate Net Book Value of the Leased Vehicles for all Leases in that Tranche Pool as recorded in the records of the Lender less outstanding security deposits for that Tranche Pool;





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"Person" means an individual, partnership, joint venture, trust, corporation, unincorporated organization or any other juridical entity or a governmental state or agency or political subdivision thereof;

"Revolving Credit" has the meaning attributed thereto in Section 2.01;

"Revolving Credit Final Repayment Date" means the date, which shall be not earlier than the fifth anniversary date of the Initial Borrowing Date (or, if that day is not a Business Day, then the next following Business Day), specified by either the Borrower or the Lender by notice to that effect which notice shall be given not less than 30 days prior to the relevant date;

"Settlement Date" means, with respect to any month or portion thereof, the last Business Day of the next following month;

"Tranche" means the aggregate of all advances of the Revolving Credit made by the Lender to the Borrower pursuant to this agreement during a month;

"Tranche Pool" has the meaning ascribed thereto in Section 2.07.

1.02         Applicable Law

             This Agreement is made pursuant to the laws of the Province of Ontario and shall be governed by and construed, interpreted and performed in accordance therewith.

1.03         Invalidity, Etc. of Provisions

             If any of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


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1.04         Schedules

             The following are the Schedules hereto and are hereby incorporated herein:

         Schedule 2.08     -      Security Agreement
         Schedule 3.01     -      Notice of Utilization of Credit Facilities


                                  ARTICLE TWO

                               CREDIT FACILITIES

2.01         Lender's Commitment to Lend

             Subject to the terms and conditions hereof, the Lender hereby establishes in favour of the Borrower a revolving credit (herein called the "Revolving Credit") in the maximum principal amount of $1,500,000,000 outstanding at any time which shall be available to the Borrower for the purpose of funding the purchase by the Borrower of Leased Vehicles and related Leases and all amounts owing or to become due thereunder or in respect thereof, it being agreed that any such purchase may be effected at any time or from time to time unless 90 days' notice of the termination of further availability of the Revolving Credit has been given by the Lender, no such notice to be given prior to the first anniversary of the initial Borrowing Date. The maximum amount that may be required to be advanced under


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the Revolving Credit on any day is the amount then due and owing by the
Borrower to the Lender on account of the purchase price paid by the Lender as agent of the Borrower to acquire Leased Vehicles and related Leases.

2.02         Interest Rate

             Subject to the provisions hereof, the principal amount of the advances for each Tranche outstanding as at the close of business for a month shall remain outstanding at least until the last day of the next following month. Interest shall be calculated thereon for such next following month, before and after maturity, Default and, to the extent permitted by law, judgment (with interest on overdue interest), at the Interest Rate relevant for such Tranche. Interest payable for each month shall be paid on the last day of such next following month.

2.03         Borrowing Accounts

             The Lender shall maintain and keep its own accounts recording the aggregate amount of all sums advanced by it for each Tranche and that remain outstanding hereunder from time to time, and the dates thereof together with the interest charges accrued thereon from time to time and all payments of principal (including prepayments), payments of interest and other payments made by the Borrower to it from time to time pursuant to this Agreement. The accounts kept by the Lender shall constitute, in the absence of manifest error, prima facie evidence of the respective amounts advanced and that remain outstanding,


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of such interest and other amounts owing to the Lender, and of such payments of principal, interest or otherwise to the Lender.

2.04           Mandatory Reduction

               Effective on the Revolving Credit Final Repayment Date, the Revolving Credit shall terminate and the Borrower's entitlement to utilize the Revolving Credit shall be at an end; the Borrower covenants and agrees to pay all outstanding advances plus accrued and unpaid interest under the Revolving Credit on the Revolving Credit Final Repayment Date.

2.05           Timing of Payments

               All payments pursuant to this Agreement, whether on account of principal, interest, fees or otherwise, shall be effected no later than 11:00 a.m. (Windsor time) on the relevant day, failing which they shall only be deemed to have been effected on the next following Business Day.

2.06           Prepayments

               Subject to the provisions hereof, the Borrower may from time to time prepay, without premium or penalty, such amounts as the parties hereto may from time to time agree upon, provided, however, that any such prepayment shall be effected only on the last day of


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                                     - 9 -


a month. Any prepayment as aforesaid shall be permanent as regards such Tranche but shall not reduce the maximum amount of the Revolving Credit unless the Borrower so designates at the time of such prepayment.

2.07           Application of Collections; Repayments

(a) Effective the end of a month in which one or more advances are made hereunder, the Lender shall identify in its records a pool (a "Tranche Pool") of Leases acquired by the Borrower during such month for the purpose of applying Collections received therefrom on behalf of the Borrower to the payment of amounts owing hereunder by the Borrower in respect of such advances. All Collections received by the Lender in any month from the administration of Leases on behalf of the Borrower that are in a Tranche Pool for a particular Tranche (excluding any amounts which the Lender is otherwise entitled to retain for its own benefit, amounts required to be remitted or paid by the Borrower on account of sales, use, goods and services or other similar taxes and amounts that are required to be paid to third parties) shall be held by the Lender in trust (without any obligation to segregate the amount thereof or to pay interest thereon for any portion of the month during which such Collections are reserved and held by the Lender) and applied on, and not before, the last day of such month in the following order until exhausted:



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               (i)  to pay all accrued and unpaid interest owing for that
                    Tranche as at the end of that month;

              (ii) to pay as a repayment of principal the amount, if any, by which the principal portion of such Tranche exceeds the Net Outstanding Lease Balance for the Tranche Pool for that Tranche at the end of that month;

             (iii) to pay as a repayment of principal the amount, if any, by which the principal portion of any other Tranche exceeds the Net Outstanding Lease Balance for the Tranche Pool for that Tranche at the end of that month; and

              (iv) to pay any other amount due and owing under this Agreement.

               Any balance remaining shall be paid to the Borrower on the Settlement Date in respect of such month.

(b) In addition to the foregoing repayments, the Borrower shall pay to the Lender the balance outstanding in respect of any Tranche on the Settlement Date occurring in the 60th month following the month in which such Tranche was created.

2.08           Security

               As security for the due and punctual payment of all indebtedness and other amounts now or hereafter owing to the Lender by the Borrower under this Agreement the Borrower shall enter into a purchase money security agreement substantially in the form


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annexed hereto as Schedule 2.08 - Security Agreement whereby the Borrower shall grant to the Lender a purchase money security interest in all of the Borrower's right, title and interest in and to all (i) Leased Vehicles and related Leases and all amounts owing or to become due thereunder or in respect thereof, (ii) Collections and (iii) proceeds of the foregoing.

2.09           Optional Cancellation or Reduction of Credits

               The Borrower may cancel and terminate any unutilized portion of the Revolving Credit permanently, provided that such cancellation and termination shall be effected only on a Business Day which is at least ten Business Days subsequent to the date on which the Lender has received irrevocable written notice from the Borrower as to such cancellation and termination and provided further that such cancellation and termination:

               (a) shall be a minimum amount of either $1,000,000 or, if less, the amount of the Revolving Credit;

               (b) shall be automatically adjusted in amount to the amount of the unutilized portion of the Revolving Credit on the effective date of such cancellation and termination if the amount specified in the notice thereof exceeds the unutilized portion of such credit.






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                                 ARTICLE THREE

                             CONDITIONS OF LENDING

3.01           Utilization of the Revolving Credit

               Subject to the provisions hereof, the Borrower shall give the Lender not less than two Business Days' notice in the case of advances (or such lesser period as the Lender may permit).

               Any such notice shall be irrevocable and may be given in the Borrower's discretion by telephone or by notice substantially in the form of
Schedule 3.01 - Notice of Utilization of Credit Facilities and shall be received no later than 11:00 a.m. (Windsor time) on the relevant day, failing which it shall be deemed to have been received on the next following Business Day. Each such notice shall specify the date of the requested advance which shall be a Business Day and the amount.

3.02           Conditions Precedent to Each Utilization of the Revolving Credit

               The obligation of the Lender to make available the Revolving Credit to the Borrower is subject to prior satisfaction on or before each Borrowing Date of each of the following conditions precedent, which conditions precedent are inserted for the sole and


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exclusive benefit of the Lender and may be waived by it in writing in its discretion:

               (a) the representations and warranties set out in Article 4 shall be true and correct on each Borrowing Date as if made on such date;

               (b) no Default shall have occurred and be continuing on the Borrowing Date either before or after giving effect to any proposed utilization of any portion of the Revolving Credit;

               (c) the notice referred to in Section 3.01 shall have been received by the Lender.


                                 ARTICLE FOUR

                        REPRESENTATIONS AND WARRANTIES

4.01           Representations and Warranties of the Borrower

               The Borrower represents and warrants to and in favour of the Lender as follows:

               (a) Corporate Existence and Authority. The Borrower is a corporation validly incorporated and existing in good standing under the laws of its jurisdiction of incorporation, has the legal right and all necessary corporate power and authority to own its material properties and assets and the corporate power and authority to carry on business as now carried on by it or as contemplated hereunder to be carried on by it.

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                                    - 14 -



               (b) Corporate Authority. The Borrower has the legal right, corporate power and authority to enter into this Agreement and to do all acts and things and execute and deliver all other documents and instruments as are required hereunder to be done,observed or performed by it in accordance with the terms hereof.

               (c) Valid Authorization of this Agreement. The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

               (d) Validity and Binding Effect. This Agreement constitutes a valid and legally binding obligation of the Borrower enforceable against it in accordance with its terms.

               (e) Financial Condition. Since the date of the last audited consolidated financial statements of the Borrower, true copies of which have been delivered to the Lender, there has been no development materially and adversely affecting the financial condition or position of the Borrower and its subsidiaries taken as a whole. Such financial statements were prepared in accordance with generally accepted accounting principles and fairly present the business and financial condition of the Borrower and its subsidiaries on a consolidated basis as at their date.

                                 ARTICLE FIVE

                             AFFIRMATIVE COVENANTS

5.01           Covenants of the Borrower

               The Borrower covenants and agrees to and in favour of the Lender that, so


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long as the Borrower has any liabilities or obligations with respect to all or any portion of the Revolving Credit or any liabilities hereunder, the Borrower shall, unless the Lender otherwise consents in writing:

               (a) Punctual Payment. Punctually pay the principal of and interest on the advances to it and all other sums falling due hereunder and payable by it on the dates and in the mannerspecified herein;

               (b) Advise of Default. Notify the Lender in writing, forthwith and in any event within two Business Days, upon becoming aware of any Default.

                                  ARTICLE SIX

                        EVENTS OF DEFAULT AND REMEDIES

6.01           Events of Default

               If any of the following events (herein called "Events of Default") shall occur and be continuing, then the Lender may by notice to the Borrower declare all amounts outstanding hereunder and all other amounts payable by the Borrower provided for herein to be immediately due and payable:

               (a) if the Borrower fails to pay any principal payable hereunder when due or fails to pay any interest, fees or costs payable hereunder within three Business Days of the due date therefor;


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               (b)  if any representation or warranty made by the Borrower herein or in any certificate or other document delivered by any director or officer of the Borrower in connection herewith or in connection with any other agreement heretofore, now or hereafter entered into with the Lender shall have been found to be false or incorrect in any way as of its date so as to make it materially misleading and, to the extent the same is capable of being remedied, the same has not been remedied within 10 Business Days after receipt of notice from the Lender of same;

               (c) if the Borrower shall default in the performance of or compliance with any other term, condition, or covenant contained herein or in any other agreement or undertaking heretofore, now or hereafter entered into with the Lender and such default has not been remedied or cured within 10 Business Days after receipt of notice from the Lender of such default;

               (d) if the Borrower shall not generally pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors or shall convey or transfer any of its property with a view to delaying, defeating or hindering creditors or any proceedings shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or other similar law or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property (excluding proceedings being contested in good faith so long as any enforcement proceedings are stayed) or the Borrower shall take corporate action to authorize any of the actions set forth above in this subsection (d);

               (e) if the Borrower shall fail to pay any indebtedness in excess of $10,000,000 in the aggregate when due (whether at scheduled


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                    maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue after any applicable grace period; or

               (f) if an order shall be made or an effective resolution passed for the winding-up, liquidation or dissolution of the Borrower.




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6.02           Remedies upon Default

               Upon the occurrence of any Event of Default and the Lender making the declaration permitted by Section 6.01, the Lender may cancel unused commitments and commence such legal actions or proceedings (including such as are provided for herein) at such times and in such manner as the Lender in its sole discretion may deem expedient, and may exercise such rights and take such other actions and commence such other proceedings as may be permitted at law or in equity, all without, except as may be required by law, any additional notice, presentation, demand, protest, noting of protest, dishonour, entering into possession of any of the property or assets of the Borrower or any other action, notice of all of which the Borrower hereby expressly waives to the extent permitted by law. The rights and remedies of the Lender hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by law.

6.03           Costs and Expenses of Collection

               All costs and expenses of establishing the validity and enforceability of this Agreement or of collection of amounts owing hereunder shall be for the account of the Borrower and shall be repayable on demand with interest payable in arrears (with interest on overdue interest) at an annual rate equal to the prime rate of interest from time to time charged by Royal Bank of Canada.


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                                    - 19 -


                                 ARTICLE SEVEN
                                    GENERAL

7.01           Non-Merger

               All covenants, agreements, representations and warranties of the Borrower made herein or in any certificate or other document signed by any of its directors or officers delivered by or on behalf of it pursuant hereto are material, shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter by the Lender or the Lender's Counsel or any other representative of the Lender and shall survive the execution and delivery of this Agreement until the Borrower shall have satisfied and performed all of its obligations hereunder.

7.02           Waiver

               No failure or delay on the part of the Lender in exercising any right or privilege hereunder or under any other instrument delivered to the Lender pursuant hereto and no indulgence or forbearance by the Lender in respect of the strict application of the provisions hereof or thereof shall operate as a waiver unless made in writing and signed by an officer of the Lender. Any written waiver by the Lender shall not preclude the further or other exercise by the Lender of any right, power or privilege hereunder or extend to or apply to any subsequent Default of the same or any other nature.


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7.03           Notices

               Any notice, consent, declaration or other communication required or permitted to be given or made hereunder shall be in writing and shall be well and sufficiently given or made if:

               (a) delivered in person during normal business hours on a Business Day and left with an officer of the addressee or a receptionist or other responsible employee at the relevant address set forth below; or

               (b) telecopied or sent by other means of recorded electronic communication to the number (or other relevant address) set forth below;

if to the Borrower addressed to it at:

               2450 Chrysler Center
               Windsor, Ontario
               N8W 3X7

               Attention:  Treasurer
               Telecopier:  519-973-4310

if to the Lender addressed to it at

               27777 Franklin Road
               Southfield, Michigan 48934



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               Attention:    Vice-President and Treasurer
               Telecopier:   810-948-3138

               Any notice, consent, declaration or other communication so given or made shall be deemed to have been given, made and received on the day of delivery if delivered as aforesaid or, if telecopied or sent by other means of recorded electronic communication as aforesaid, on the date of such telecopying or sending, if telecopied or sent by 5:00 p.m. (Windsor time) on a Business Day, and otherwise on the next following Business Day.

               Any party hereto may from time to time change its address for notice by notice to the other party hereto given in the manner aforesaid.

7.04           Time

               Time shall be of the essence of this Agreement.

7.05           Further Assurances

               The Borrower, whether before or after the happening of an Event of Default, shall at its expense make, execute, deliver or cause to be done, executed and delivered all such further acts, documents and things, in connection with the Revolving Credit as the Lender's Counsel may reasonably require, for the purposes of giving effect to this Agreement including for the purpose of exercising all powers, authorities and discretions hereby


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conferred upon or acquired by the Lender, all immediately upon the reasonable request of the Lender or the Lender's Counsel.

7.06           Assignment

        (a)    Benefit and Burden of this Agreement:

               This Agreement shall enure to the benefit of and be binding on the parties hereto, their respective successors and any assignee or transferee of some or all of the parties' rights or obligations under this Agreement permitted by clause (b) of this Section 7.06. Any reference in this Agreement to any party shall be construed accordingly.

        (b)    Borrower:

               The Borrower shall not assign or transfer all or part of its rights or obligations in respect of the Revolving Credit under this Agreement without the prior consent in writing of the Lender which consent may not be unreasonably withheld.

7.07           Payment of Expenses Generally

               The Borrower covenants and agrees to and in favour of the Lender that it shall pay all of the Lender's reasonable out-of-pocket expenses in connection with this Agreement including all of the reasonable fees, expenses and disbursements of the Lender's Counsel incurred in connection therewith, in connection with any actual or proposed amendment or modification hereof or any waiver hereunder, in connection with advising the Lender


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generally at any time while any amounts are owing by the Borrower hereunder on the subject matter hereof and the transactions contemplated hereby, and in connection with the defence, establishment, protection and/or enforcement of any of the rights or remedies of the Lender hereunder.

               IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


                                    CHRYSLER CANADA LTD.

                                    By: M. Schmid

                                    By: G. Gaudette


                                    CHRYSLER CREDIT CANADA LTD.

                                    By: D. M. Cantwell





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                                   3.01 - 24


                                 SCHEDULE 3.01

                  NOTICE OF UTILIZATION OF CREDIT FACILITIES

TO:            CHRYSLER CREDIT CANADA LTD.

               Reference is made to a loan agreement (the "Loan Agreement") made as of August 1, 1996 between Chrysler Canada Ltd. and Chrysler Credit Canada Ltd. All terms used herein with initial capital letters and defined in the Loan Agreement have the meanings attributed thereto in the Loan Agreement.

               Notice is hereby given pursuant to the provisions of Section
3.01 of the Loan Agreement that the undersigned Borrower requests that:

1.             an advance be made;

2.             the aggregate principal amount of the advance shall be $___;

3.             the Borrowing Date shall be ___;

               The representations and warranties contained in Article Four of the Loan Agreement are hereby repeated as if made on the Borrowing Date.

               No Default has occurred and is continuing.

               DATED this__________day of_________________, 199__.

                                            Yours very truly,

                                            CHRYSLER CANADA LTD.

                                            By:

                                               ------------------


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                                   3.01 - 25



                                                    -----------------
                                                              [Title]




                                            By:     -----------------

                                                              [Title]




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                                   2.08 - 26


                                 SCHEDULE 2.08

                              SECURITY AGREEMENT



               THIS AGREEMENT is made as of the 1st day of August, 1996 between CHRYSLER CANADA LTD. (the "Debtor") of 2450 Chrysler Centre, Windsor, Ontario N8W 3X7 and CHRYSLER CREDIT CANADA LTD. (the "Secured Party") of 27777 Franklin Road, Southfield, Michigan 48034.

               For valuable consideration (the receipt and sufficiency of which are acknowledged), the Debtor agrees as follows:

1.             Definitions

               Words and phrases defined in the PPSA and used without initial capitals in this Security Agreement have the meanings assigned to them in the PPSA, unless the context otherwise requires. In this Security Agreement:

"Accounts" means all accounts and all debts, claims and demands of any kind whatever, now or hereafter due, owing or accruing due to the Debtor in respect of any dealing with Collateral;

"Collateral" means all of the Products, Records and Proceeds, wherever located, in which the Debtor now or hereafter has an interest, and any item or part thereof;

"Default" means any of the events set out in Section 13;

"Encumbrance" means any encumbrance of any kind whatever, including, without limitation, a security interest, mortgage, lien, hypothec, pledge, hypothecation, charge, trust or deemed trust, whether contractual, statutory or otherwise arising;



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                                   2.08 - 27


"Loan Agreement" means that certain loan agreement dated as of August 1, 1996 between the Debtor and the Secured Party, as the same may be amended, supplemented, changed or otherwise varied from time to time;

"Obligations" means the present and future indebtedness, obligations and liabilities of any kind whatever of the Debtor to the Secured Party pursuant to the Loan Agreement;

"Products" means any Chrysler Vehicles and Related Leases (as such terms are defined in the Loan Agreement;

"PPSA" means the Personal Property Security Act of the Province of Ontario, as it may be amended, and any restated or successor legislation of comparable effect;

"Prime Rate" on any day means the rate of interest expressed as a rate per annum which the Royal Bank of Canada has established at its head office in Toronto, Ontario as a reference rate of interest that it will charge on that day for loans in Canadian dollars to Canadian corporate customers and which it refers to as its prime rate;

"Proceeds" means all Accounts, chattel paper, documents of title, securities, instruments, intangibles, fixtures, proceeds and personal property in any form derived directly or indirectly from any dealing with any item or part of the Products or any other item of Collateral, or that indemnifies or compensates for such property destroyed or damaged, and proceeds of Proceeds whether or not of the same type, class or kind as the original Proceeds, and any item or part thereof;

"Records" means all books, accounts, invoices, letters, papers, security certificates, documents and other records in any form evidencing or relating in any way to any item or part of the Products or Proceeds and all contracts, securities, instruments and other rights and benefits in respect thereof, and any item or part thereof; and

"Security Interests" means any and all Encumbrances granted by the Debtor to the Secured Party in this Security Agreement.

                                   2.08 - 28


2.             Security Interest

               As continuing security for the due payment and performance of all Obligations, the Debtor grants to the Secured Party fixed and specific charges, mortgages, hypothecations, pledges and assignments on and of the Collateral. The Secured Party retains title in each of the Products until the Debtor has paid for that Product in full.

3.             Further Assurances

               The Debtor agrees to execute or have executed any further documents and agreements, and to do or have done whatever else is required, to give effect to this Security Agreement.

4.             Notice of Change of Address, etc.

               The Debtor shall notify the Secured Party in writing at least 21 days prior to any change of name of the Debtor or any change in the location of any Collateral.

5.             Costs

               The Debtor shall reimburse the Secured Party on demand for all interest, commissions, costs of realization and other costs and expenses (including legal fees and expenses on a solicitor and his own client scale) incurred by the Secured Party in connection with the enforcement of this Security Agreement, including, without limitation, those arising in connection with the realization, disposition of, retention, protection or collection of any Collateral and the protection or enforcement of the rights, remedies and powers of the Secured Party.

6.             Sale of Inventory

               Prior to any Default, the Debtor may in the ordinary course of its business, and on customary trade terms, sell, consign or lease Products which are items of inventory sold or leased in the ordinary course of the Debtor's business, but all rights of the Debtor as vendor, consignor or lessor and all resulting Accounts shall be subject to the Security

                                      2.08 - 29


Interests. Upon such sale, the Secured Party's title to and Encumbrance on the Products sold shall vest in the Debtor. The Debtor shall not otherwise sell, consign, lease, move, destroy or otherwise dispose of, impair or abandon any Collateral.

7.             Default

               Whenever any Event of Default (as defined in the Loan Agreement) has occurred and is continuing, the Secured Party may, at its option, declare the Security Interests immediately enforceable. The Secured Party may waive any Event of Default or any breach by the Debtor of any of the provisions of this Security Agreement. No waiver, however, shall be deemed to extend to any subsequent breach or Event of Default. Any such waiver must be in writing and signed by the Secured Party to be effective.

8.             Remedies on Default

               If the Security Interests become enforceable, the Secured Party shall have the following rights, remedies and powers, each exerciseable without notice or demand to the Debtor:

               (a) to enter upon any premises where any Collateral is located and take possession of, disable or remove any Collateral. The Debtor shall forthwith upon demand deliver to the Secured Party possession of any Collateral at the place specified by the Secured Party.

               (b) to sell, consign, lease or otherwise dispose of any Collateral by public auction, private tender or private contract with or without notice, advertising or any other formality, all of which are hereby waived by the Debtor, and to establish at its discretion the terms of such disposition, including, without limitation, terms and conditions as to credit, reserve bid or price. All payments made pursuant to such dispositions shall be credited against the Obligations only when the Secured Party actually receives them. The Secured Party may buy in, rescind or vary any contract for the disposition of any Collateral and may dispose of any Collateral again without being answerable for any loss occasioned thereby. Any such disposition may take place whether or not the Secured Party has taken possession of the Collateral.

                                   2.08 - 30




               (c) to pay any liability secured by any actual or threatened Encumbrance against any Collateral. The Secured Party may borrow money for the maintenance, preservation or protection of any Collateral and may grant Encumbrances in any Collateral in priority to the Security Interests as security for the money so borrowed. The Debtor will forthwith upon demand reimburse the Secured Party for all such payments and borrowings.

               (d) to seize, collect, realize, dispose of, enforce, release to third parties or otherwise deal with any Collateral in such manner, upon such terms and conditions and at such time as it deems advisable without notice to the Debtor (except as otherwise required by any applicable law), and may charge on its own behalf and pay to others its costs or expenses (including accounting fees, legal fees and expenses on a solicitor and his own client scale) incurred in connection with such actions. The Debtor will forthwith upon demand reimburse the Secured Party for all such costs or expenses.

               (e) to apply to a court of competent jurisdiction for the appointment of a receiver, manager or receiver and manager for the Collateral.

               (f) to elect to retain any Collateral in satisfaction of any of the Obligations. The Secured Party may designate any part of the Obligations to be satisfied by the retention of particular Collateral which the Secured Party considers to have a net realizable value approximating the amount of the designated part of the Obligations, in which case only the designated part of the Obligations shall be deemed to be satisfied by the retention of the particular Collateral.

9.             Limitation of Liability

               The Secured Party shall not be liable or accountable for any failure to seize, collect, realize, dispose of, enforce or otherwise deal with any Collateral and shall not be bound to institute proceedings for any such purposes or for the purpose of preserving any rights, remedies and powers of the Secured Party, the Debtor or any other person in respect of any Collateral. The Secured Party shall not be liable or responsible for any loss or damage whatever which may accrue in consequence of any such failure resulting from any negligence of the Secured Party or its officers, employees, agents, or any Receiver, or

                                   2.08 - 31


otherwise. If the Secured Party takes possession of any Collateral, the Secured Party shall have no liability as a mortgagee in possession or be accountable for anything except actual receipts.

10.            Rights in Addition

               The rights, remedies and powers conferred by this Security Agreement are in addition to, not in substitution for, any other rights, remedies or powers the Secured Party may have under this Security Agreement, at law, in equity or by or under the PPSA or any other statute. The Secured Party may exercise any of its rights, remedies or powers separately or in combination and at any time.

11.            Application of Payments

               The Secured Party may appropriate any payments from the Debtor to the Obligations as the Secured Party sees fit, notwithstanding any appropriation by the Debtor, and may change any appropriation at any time.

12.            Notices

               Any notice required or permitted hereunder shall be in writing and may be delivered or sent by any electronic means of sending messages, including facsimile transmission, which produces a permanent written record. Delivered notices shall be effective upon delivery during business hours to an apparently responsible employee of the Debtor or Secured Party, as the case may be; notices sent by electronic transmission shall be deemed to have been received on the next day at the opening of business. Notices shall be addressed to the Debtor or the Secured Party at its address first set out above. Addresses for notice may be changed by giving notice in accordance with this Section.

13.            Governing Law

               This Security Agreement shall be governed by, and interpreted and enforced in accordance with, the laws in force in the Province of Ontario. The Debtor irrevocably submits to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter

                                   2.08 - 32


related hereto.

14.            Interpretation

               There are no representations, warranties, covenants or acknowledgements affecting this Security Agreement or any Collateral, other than as expressed herein in writing. The Debtor acknowledges that the provisions of this Security Agreement are commercially reasonable and not manifestly unreasonable. No agreement purporting to amend, supplement or otherwise vary this Security Agreement shall be binding upon either the Debtor or the Secured Party unless that agreement is in writing and signed by the Debtor and the Secured Party.

15.            Invalidity

               If any provision of this Security Agreement is found to be invalid or unenforceable, that provision shall be deemed to be severed herefrom and the remaining provisions of this Security Agreement shall not be affected thereby but shall remain valid and enforceable.

16.            Binding Effect

               This Security Agreement shall enure to the benefit of the Secured Party and its successors and assigns and shall bind the Debtors and its successors.

17.            Receipt of Copy

               The Debtor acknowledges receipt of an executed copy of this Security Agreement. At any time the Secured Party may provide to any person copies of this Security Agreement or information about it or about the Obligations.

               IN WITNESS WHEREOF this Security Agreement has been duly executed delivered.

                                   2.08 - 33

                                    CHRYSLER CANADA LTD.

                                     By:
                                        ----------------